By Design, Inc.
2519 East Kentucky Ave.
Denver, Colorado 80209

May 6, 2008
U.S. Securities and
Exchange Commission
100 F Street, N. E.
Washington, D.C. 20549

    Re:      By Design, Inc. (the Company)
               Form S-1 Registration Statement
               File Number: 333-145760.

Ladies and Gentlemen;

           At this time, on behalf of the Company, we hereby request acceleration of the effective date of the Registration Statement pursuant to Rule 461 to May 8, 2008 at 3 PM, Washington, D.C. local time, or as soon as practicable thereafter. In connection with this request, we represent the following:

           Should the Commission or the staff, acting pursuant to delegated authority, declare the filing effective, it does not foreclose the Commission from taking any action with respect to the filing;

           The action of the Commission or the staff, acting pursuant to delegated authority, in declaring the filing effective, does not relieve the Company from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and

           The Company may not assert staff comments and the declaration of effectiveness as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

           We confirm that we are aware of our responsibilities under the Securities Act and the Securities Exchange Act as they relate to the public offering of securities specified in the Registration Statement. Further, we understand that request for acceleration is a confirmation of the fact that we are aware of our responsibilities under the federal securities laws.  If you have any additional questions, do not hesitate to contact our counsel, Mr. David Wagner (303) 793-0304.  For accounting comments, please contact Mr. Ron Chadwick at (303) 306-1967.

By Design, Inc.

By:	/s/ Deanie J. Underwood
Deanie J. Underwood, President